                                                                    EXHIBIT 4(m)

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                               AMR CORPORATION,

            FIRST CHICAGO TRUST COMPANY OF NEW YORK, As Depositary

                                     AND


                       THE HOLDERS FROM TIME TO TIME OF
                   THE DEPOSITARY RECEIPTS DESCRIBED HEREIN



                              _________________

                              DEPOSIT AGREEMENT
                              _________________





                         Dated as of February 4, 1993




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                              TABLE OF CONTENTS

                                  ARTICLE I

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Definitions      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                  ARTICLE II

                      Book-Entry Form, Form of Receipts,
                       Deposit of Stock, Execution and
                             Delivery, Transfer,
                     Surrender and Redemption of Receipts
                     ------------------------------------

SECTION 2.01.    Book-Entry Form, Form and
                   Transfer of Receipts. . . . . . . . . . . . . . . . . .  3
SECTION 2.02.    Deposit of Stock; Execution and Delivery
                   of Receipts in Respect Thereof. . . . . . . . . . . . .  5
SECTION 2.03.    Redemption of Stock . . . . . . . . . . . . . . . . . . .  6
SECTION 2.04.    Registration of Transfer of Receipts. . . . . . . . . . .  9
SECTION 2.05.    Split-ups and Combinations of Receipts;
                   Surrender of Receipts and Withdrawal
                   of Stock. . . . . . . . . . . . . . . . . . . . . . . .  9
SECTION 2.06.    Limitations on Execution and Delivery,
                   Transfer, Surrender and Exchange of
                   Receipts. . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 2.07.    Lost Receipts, etc. . . . . . . . . . . . . . . . . . . . 11
SECTION 2.08.    Cancellation and Destruction of Surrendered
                   Receipts. . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.09.    Conversion Rights . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.10.    Unrestricted Receipts . . . . . . . . . . . . . . . . . . 14
SECTION 2.11.    Prohibition Against Securities Lending. . . . . . . . . . 15

                                 ARTICLE III

                            Certain Obligations of
                     Holders of Receipts and the Company
                     -----------------------------------

SECTION 3.01.    Filing Proofs, Certificates and Other
                   Information . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.02.    Payment of Charges and Expenses . . . . . . . . . . . . . 15
SECTION 3.03.    Warranty as to Stock. . . . . . . . . . . . . . . . . . . 16
SECTION 3.04.    Warranty as to Receipts . . . . . . . . . . . . . . . . . 16
SECTION 3.05.    Warranty as to Common Stock . . . . . . . . . . . . . . . 16
SECTION 3.06.    Certain Limitations on Transfer of
                   Receipts and Withdrawal of Stock. . . . . . . . . . . . 16

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                                  ARTICLE IV

                      The Deposited Securities; Notices
                      ---------------------------------

SECTION 4.01.    Cash Distributions  . . . . . . . . . . . . . . . . . . . 18
SECTION 4.02.    Distributions of Securities or Property
                   Other than Cash, Rights, Preferences
                   or Privileges . . . . . . . . . . . . . . . . . . . . . 18
SECTION 4.03.    Subscription Rights, Preference or
                   Privileges  . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 4.04.    Notice of Dividends, etc.; Record Date
                   for Holders of Receipts . . . . . . . . . . . . . . . . 20
SECTION 4.05.    Voting Rights . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 4.06.    Changes Affecting Deposited Securities
                   and Reclassifications,
                   Recapitalizations, etc. . . . . . . . . . . . . . . . . 22
SECTION 4.07.    Delivery of Reports . . . . . . . . . . . . . . . . . . . 23
SECTION 4.08.    Lists of Receipt Holders. . . . . . . . . . . . . . . . . 23
SECTION 4.09.    Withholding . . . . . . . . . . . . . . . . . . . . . . . 23

                                  ARTICLE V

                       The Depositary, the Depositary's
                    Agents, the Registrar and the Company
                    -------------------------------------


SECTION 5.01.    Maintenance of Offices, Agencies and
                   Transfer Books by the Depositary;
                   Registrar . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 5.02.    Prevention of or Delay in Performance by
                   the Depositary, the Depositary's Agents,
                   the Registrar or the Company. . . . . . . . . . . . . . 24
SECTION 5.03.    Obligations of the Depositary, the
                   Depositary's Agents, the Registrar and
                   the Company . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 5.04.    Resignation and Removal of the Depositary;
                   Appointment of Successor Depositary . . . . . . . . . . 27
SECTION 5.05.    Corporate Notices and Reports . . . . . . . . . . . . . . 28
SECTION 5.06.    Indemnification by the Company. . . . . . . . . . . . . . 28
SECTION 5.07.    Fees and Expenses . . . . . . . . . . . . . . . . . . . . 28

                                  ARTICLE VI

                          Amendment and Termination
                          -------------------------

SECTION 6.01.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 6.02.    Termination . . . . . . . . . . . . . . . . . . . . . . . 30
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                                 ARTICLE VII

                                Miscellaneous
                                -------------

SECTION 7.01.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 7.02.    Exclusive Benefit of Parties. . . . . . . . . . . . . . . 31
SECTION 7.03.    Invalidity of Provisions. . . . . . . . . . . . . . . . . 31
SECTION 7.04.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 7.05.    Depositary's Agents . . . . . . . . . . . . . . . . . . . 32
SECTION 7.06.    Holders of Receipts Are Parties . . . . . . . . . . . . . 33
SECTION 7.07.    Governing Law . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 7.08.    Inspection of Deposit Agreement
                   and Certificate . . . . . . . . . . . . . . . . . . . . 33
SECTION 7.09.    Headings. . . . . . . . . . . . . . . . . . . . . . . . . 33

EXHIBIT A        Form of Depositary Receipt
EXHIBIT B        Form of Letter of Representations

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                                     iii

         DEPOSIT AGREEMENT dated as of February 4, 1993, among AMR CORPORATION, a Delaware corporation, FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York trust company, and the holders from time to time of the Receipts described herein.

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series A Cumulative Convertible Preferred Stock, $500 liquidation preference, of AMR CORPORATION with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares each representing 1/10 of a share of Series A Cumulative Convertible Preferred Stock so deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modification and omissions, as hereinafter provided In this Deposit Agreement.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

         "Certificate" shall mean the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Company.

         "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company, or any security into which the Common Stock shall be converted.

         "Company" shall mean AMR Corporation, a Delaware corporation, and its successors.

         "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

         "Depositary" shall mean First Chicago Trust Company of New York, a New York trust company, and any successor as Depositary hereunder.

         "Depositary Shares" shall mean Depositary Shares, evidenced by Receipts issued hereunder and constituted by the Stock deposited with the Depositary hereunder. Each Depositary Share shall, as provided herein, represent ownership of 1/10 of a share of Stock and be evidenced by a Receipt.

         "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

         "Depositary's Office" shall mean the corporate trust office of the Depositary, at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 30 West Broadway, New York, New York 10007-2191.

         "DTC" shall mean The Depository Trust Company,

         "DTC Receipt" shall mean a single Receipt which shall be deposited with DTC (or its designee) evidencing all Depositary Shares traded in book-entry settlement with DTC in the PORTAL Market.

         "Notice of Conversion" shall have the meaning specified in Section
2.09.

         "PORTAL Market" shall mean the Private Offerings, Resales and Trading Through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

         "Receipt" shall mean one of the depositary receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares specified therein.

         "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

         "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock" shall mean shares of the Company's Series A Cumulative Convertible Preferred Stock, without par value, $500 liquidation preference per share.


                                   ARTICLE 11

                       Book-Entry Form, Form of Receipts,
              Deposit of Stock, Execution and Delivery, Transfer,
                      Surrender and Redemption of Receipts

         SECTION 2.01. Book-Entry Form, Form and Transfer of Receipts. The Company and the Depositary shall make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility, including but not limited to the Letter of Representations, the form of which is attached hereto as Exhibit B. So long as the Receipts are eligible for book-entry settlement with DTC, or unless otherwise required by law, all Depositary Shares to be traded on the PORTAL market shall be represented by the DTC Receipt registered in the name of DTC or the nominee of DTC (such nominee initially expected to be Code & Co.). No person acquiring Depositary Shares traded on the PORTAL Market shall receive or be entitled to receive physical delivery of the Receipts evidencing such Depositary Shares. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee, or (ii) institutions that have accounts with DTC.

         If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Company may instruct the Depositary regarding making other arrangements for book-entry settlement. In the event that the Receipts are not eligible for, or it is no longer necessary to have the Receipts available in book-entry form, the Company shall instruct the Depositary to deliver definitive Receipts evidencing such Depositary Shares to the beneficial owners thereof in physical form as hereafter provided, after which the Depositary shall provide written instructions to DTC to deliver the DTC Receipt to the Depositary for cancellation. Definitive Receipts, including the DTC Receipt, shall be engraved or printed or lithographed on steel-engraved borders, and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with
Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor to the holder of the Receipts. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

         Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The

Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

         Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Receipts to be tradeable on the PORTAL Market or as may be required for the Receipts to be tradeable on any other market developed for trading of securities pursuant to Rule 144A under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered an the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends, distributions upon redemption or other distributions, the exercise of conversion rights, the exchange of Depositary Shares for Stock or any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.02 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the

Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

         Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

         Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of whole Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

         The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

         Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the stock as set forth in the Certificate, as such may be amended.

         SECTION 2.03. Redemption of Stock. Whenever the Company shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 40 days' and not more than 70 days' notice of the date of such proposed redemption of Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the Certificate, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock will be in accordance with the provisions of the Certificate. The Depositary shall mail notice of the Company's redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if fewer than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; (v) the then effective conversion price; (vi) the amount of full cumulative dividends per share of the Stock represented by the Depositary Shares to be redeemed accrued and unpaid up to but excluding such Redemption Date, and that dividends on shares of Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date unless the Company shall default in payment of the redemption price plus such full cumulative dividends accrued and unpaid thereof; and (vii) that the right of holders to convert shares of Stock to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Company shall default in the payment of the redemption price and such full cumulative dividends accrued and unpaid thereon). On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon up to but excluding the date fixed for redemption, in accordance with the provisions of the Certificate, the Depositary shall redeem the number of

Depositary Shares representing such Stock. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by the Depositary by lot or pro rata (as nearly as may be) or by any other method, in each case, as determined by the Company in its sole discretion to be equitable.

         Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding,
(iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Redemption Price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/10 of the redemption price per share paid in respect of the shares of Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

         If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption. the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary shall not be required to (a) issue, transfer or exchange any Receipts for a period beginning at the opening of business ten days prior to any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) transfer or exchange for another receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.03.

         SECTION 2.04. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement together with evidence of the payment of any transfer of taxes or other charges or expenses as may be required pursuant to the terms of this Agreement and such certificates, legal opinions or other information as the Depositary may reasonably require to confirm that any such transfer is being made in accordance with transfer restrictions set forth in Section 3.06. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

         SECTION 2.05. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender by a holder of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         Any holder of a Receipt or Receipts representing any number of whole shares of Stock (or such holder's duly authorized attorney) may withdraw the Stock (but only in whole shares of Stock) and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's office or at such other offices as the Depositary may designate for such withdrawals; provided that a holder of a Receipt or Receipts may not withdraw Stock (or money and other property represented thereby) which has previously been called for redemption. Thereafter, without unreasonable delay, the Depositary shall deliver or cause to be delivered to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. Fractional shares of Stock will not be distributed by the Depositary in connection with any such withdrawal. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

         If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

         Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.06. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any taxes, charges or expenses (including any tax or other governmental charge with respect to the Stock being deposited or withdrawn) payable by the holder of a Receipt pursuant to this Deposit Agreement, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

         The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

         SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing to the Depositary and the Company of indemnification satisfactory to them.

         SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary and returned to the Company. Except as prohibited by applicable law or regulation, the Company may destroy all Receipts so cancelled.

         SECTION 2.09. Conversion Rights. Receipts may be surrendered with written instructions to the Depositary to instruct the company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced by such Receipts into the number of whole shares of Common Stock obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts to the Depositary at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with (i) a notice of conversion thereof duly completed and executed (a "Notice of Conversion"), and (ii) any payment in respect of dividends required by the fourth paragraph of this Section 2.09, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such Notice of Conversion into whole shares of Common Stock. In the event that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock or any number of whole shares of Common Stock plus an excess constituting less than one whole share of Common Stock, the holder shall receive payment in lieu of such fractional shares of Common Stock otherwise issuable in accordance with the last paragraph of this Section 2.09. if more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

         Upon receipt by the Depositary of a Receipt or Receipts, together with a Notice of Conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock, the Depositary shall, on the date of receipt of such Notice of Conversion, instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written Notice of Conversion to the Depositary and (ii) to cause the delivery to the holder or holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any fractional shares of Common Stock otherwise issuable. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such holder or holders of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder or holders are entitled. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion received by the Depositary, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver for cancellation to the transfer agent for the Stock the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

         If any Stock shall be called by the Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock as provided in this Deposit Agreement until and including, but not after, the close of business on the business day preceding the Redemption Date unless the Company shall default in making payment of the amount payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts representing any Stock called for redemption, together with a properly completed and executed Notice of Conversion, the shares of Stock held by the Depositary represented by such Depositary shares for which conversion is requested shall be deemed to have been received by the Company for conversion.

         Upon any conversion of the stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Stock except that if any holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion of the underlying Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares called for redemption on a Redemption Date during such period), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the holder of record of such Receipt is entitled to receive an such dividend payment date in respect of the underlying Stock to be converted.

         Upon the conversion of any shares of Stock for which a Notice of Conversion has been received by the Depositary, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends in respect of the Stock so converted and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.08 hereof.

         No fractional shares of Common Stock shall be issuable upon conversion
of Stock underlying the Depositary Shares.   If, except for the provisions of
this Section 2.09 and the Certificate, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share determined in accordance with the Certificate.

         SECTION 2.10. Unrestricted Receipts. At any time after February 4, 1996, holders of Receipts may surrender their Receipt or Receipts at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate, together with a written instruction duly completed and executed, directing the Depositary to cancel the Receipt or Receipts so surrendered and execute a new Receipt or Receipts, without the legend included in the form of Receipt annexed as Exhibit A hereto, evidencing the same aggregate number of Depositary shares of those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to (or upon the order of, in accordance with Section 2.04) the person entitled thereto, unless such exchanges would violate applicable law.

SECTION 2.11. Prohibition Against Securities
Lending.  The Depositary shall not lend any Depositary
Shares, Stock or Common Stock at any time held hereunder.


                                  ARTICLE III

                             Certain Obligations of
                      Holders of Receipts and the Company

         SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or conversion, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the exercise of any conversion rights as specified in Section 2.09 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 SECTION 3.02. Payment of Charges and Expenses.
Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such charges and expenses have been paid. Registration of transfer of any Receipt, issuance of unrestricted Receipts, conversion rights or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld and such conversion rights may be refused or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

         SECTION 3.04. Warranty as to Receipts. The Depositary hereby represents and warrants that the Receipts will be validly executed by the Depositary. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts. Based upon such representation and warranty, the Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

         SECTION 3.05. Warranty as to Common Stock. The Company hereby represents and warrants that the Common Stock issued upon conversion of the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion of the Stock into such Common Stock.

         SECTION 3.06. Certain Limitations on Transfer of Receipts and Withdrawal of Stock. (a) It is understood and agreed that the Receipts, the Depositary Shares, the Stock and the underlying Common Stock have not been and will not be registered under the Securities Act and may not be sold in the United States except inside the United States to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) or to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors"), or outside the United States in accordance with Rule 904 under the Securities Act. Prior to February 4, 1996, the Depositary shall request any record holder of a Depositary Receipt that is an Institutional Accredited Investor or who is not a U.S. Person, to furnish such certificates, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         (b) Prior to February 4, 1996, each Receipt issued hereunder shall bear the following legend:

                 "THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
         ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO AMR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT) OR (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ABOVE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS

         LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."


                                   ARTICLE IV

                       The Deposited Securities; Notices

         SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, including any cash received upon redemption of the Stock pursuant to Section 2.03 (subject to the provisions of Section 2.09 with respect to payments of cash to holders of Receipts in lieu of fractional shares of Common Stock), the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided however, that in case the Company or the Depositary shall withhold from any cash dividend or other cash distribution in respect of the Stock represented by the Receipts held by any holder an amount on account of taxes or as required by applicable law, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. In the event that the calculation of any cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent, and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

         SECTION 4.02. Distributions of Securities or Property Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution of securities or property other than cash, rights, preferences or privileges upon the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders. If in the opinion of the Depositary after consultation with the Company such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as required by applicable law) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided the Depositary an opinion of counsel stating that such securities or property has been registered under the Securities Act or do not need to be registered in connection with such distributions.

         SECTION 4.03. Subscription Rights, Preference or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be deemed appropriate by the Depositary in its discretion with the approval of the Company; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, then the

Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

         If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use all reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

         If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use all reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.04. Notice of Dividends, etc.; Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary shall receive notice of any election on the part of the Company to redeem any share of the Stock for cash, or whenever the Depositary and the Company shall decide it is appropriate, the record date shall be the same time and date as the record date fixed by the Company with respect to the Stock for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or who shall be entitled to receive such redemption proceeds or for any other reasons which the Company and the Depositary shall deem appropriate.

         SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders of Receipts at the close of business on the relevant record date may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the

Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Stock.

         Holders of Receipts shall also be entitled to vote on certain amendments to the Deposit Agreement pursuant to Section 6.01 hereof.

         SECTION 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of stock and (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right, from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided, that in no event shall the Company be required to deliver fractional shares of Common Stock.

         SECTION 4.07. Delivery of Reports. The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary as the holder of Stock. Such delivery shall be at the Company's expense and the Company shall provide the Depositary with such number of copies of such documents as the Depositary shall reasonably request.

         SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by, and at the expense of, the Company, the Depositary shall furnish to it a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

         SECTION 4.09. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.


                                   ARTICLE V

                        The Depositary, the Depositary's
                     Agents, the Registrar and the Company

         SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at the Depositary's Office which shall reflect the registration and registration of transfer of Receipts and split-ups, combinations and conversions of Depositary Shares and which books shall be open for inspection by the record holders of Receipts during normal business hours; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

         The Depositary may close such books only when the stock transfer books for the Common Stock of the Company are closed.

         The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

         SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other applicable governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's

Certificate of Incorporation, as amended (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or delayed in, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur liability to any holder of a Receipt by reason of any non performance or delay caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provides shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

         SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company, Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be authorized or competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

         The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. Subject to provisions of Section 2.11, the Depositary, its parent, affiliates or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates (including, without limitations, the Stock).

         It is intended that neither the Depositary nor any Depositary's Agent, acting as the Depositary Agent, shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock.

         Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Offering Memorandum pursuant to which the Depositary Shares were offered, the Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

         The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed prior to the termination of this Deposit Agreement, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may itself appoint a successor Depositary or petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

         SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts. Such transmission will be at the Company's expense.

         SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

         SECTION 5.07. Fees and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all fees of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, redemption of the Stock at the option of the Company, all withdrawals of shares of the Stock by owners of Depositary Shares and all other duties performed by it under this Deposit Agreement. Other than payment of all transfer taxes payable upon the issuance of shares of Common Stock issuable upon conversion of the Stock to a person other than the holder as specified in the conversion notice relating thereto, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock an conversion of the Stock. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of this performance of such duties. Such holder will be liable for the charges and expenses related to such performance. Except as otherwise provided herein, all other reasonable fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid by the Company (except those expenses which are expressly provided herein to be paid by such holders of the Depositary Shares). The Depositary shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree. The obligations set forth in this Section 5.07 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.


                                   ARTICLE VI

                           Amendment and Termination

         SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Certificate shall be effective unless such amendment shall have been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions, or voting, redemption or conversion rights of the Depositary Shares, Receipts or Stock, two-thirds) of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

         SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company at any time upon not less than 60 days prior written notice to the Depositary, in which case, upon a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to each record holder, upon surrender of the Receipt or Receipts held by each record holder, such number of whole or fractional shares of Stock represented by such Receipt or Receipts. If the record holder of any Receipt or Receipts shall not have so surrendered such Receipt or Receipts in exchange for whole or fractional shares of Stock on or prior to the effective date of termination of this Agreement, such record holder shall for all purposes, including the payment of dividends, be deemed to be a record holder of the appropriate number of whole or fractional shares of Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole or fractional shares of Stock. Upon termination of this Deposit Agreement, the Depositary shall surrender to the Company any whole or fractional shares of Stock held by the Depositary and the Company shall hold such Stock for the benefit of the record holder of Receipts which previously represented such Stock.

         This Agreement shall automatically terminate after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03, (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to
Section 4.01 or 4.02, as applicable, or (iii) each share of Stock shall have been converted into or exchanged for shares of Common Stock.

         Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.


                                  ARTICLE VII

                                 Miscellaneous

         SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, including the holders of the Receipts, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the company at

                 AMR Corporation
                 P.O. Box 619616
                 Dallas/Fort Worth International Airport
                 Texas 75261-9616
                 Attention: Treasurer
                 Telephone No.: (817) 963-1234
                 Facsimile No.: (817) 967-4318
or at any other address of which the Company shall have notified the Depositary in writing.

         Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at 30 West Broadway, 9th Floor, New York. New York 10007, Attention: Cathy Whelply, or at any other address of which the Depositary shall have notified the Company in writing.

         Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears an the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be affected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

         SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

         The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Stock and the Receipts and the Depositary hereby accepts such appointments.

         SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by and be entitled to the benefit of all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

         SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 7.08. Inspection of Deposit Agreement and Certificate. Copies of this Deposit Agreement and the Certificate shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein.

         IN WITNESS WHEREOF, the company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

(SEAL)                            AMR CORPORATION

Attested by


/s/ CHARLES D. MARLETT               By: /s/ MICHAEL DURHAM
_____________________________        _____________________________
Corporation Secretary                Title: Senior Vice President
                                            and Treasurer
(SEAL)

Attested by                          FIRST CHICAGO TRUST COMPANY
                                     OF NEW YORK

/s/                                  By: /s/ KATHLEEN DAUGHERTY
_____________________________        _____________________________

                                     Title: Assistant Vice President

                                                                       EXHIBIT A




                      (FORM OF FACE OF DEPOSITARY RECEIPT)


         THIS SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO AMR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT) OR (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY IN CERTIFICATED FORM WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ABOVE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS TRANSFER AGENT, SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                      EACH REPRESENTING 1/10 OF A SHARE OF
                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                AMR CORPORATION

              Incorporated under the Laws of the State of Delaware
                  This certificate is Transferable in New York
                      See Reverse for Certain Definitions

CERTIFICATE NUMBER                                                       SHARES

         First Chicago Trust Company of New York, a trust company duly organized and existing under the laws of the State of New York, as Depositary (the "Depositary"), hereby certifies that ________________ is the registered owner of _____________ Depositary Shares ("Depositary Shares"), each Depositary Share representing one one-tenth (1/10) of a share of Series A Cumulative Convertible Preferred Stock (the "Stock") of AMR Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of a Deposit Agreement (the "Deposit Agreement") among the Depositary, the Company and holders of receipts for Depositary Shares ("Receipts"), each owner of a Depositary share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Stock represented thereby, including dividends, voting, conversion, redemption and liquidation rights as set forth in the Certificate of Incorporation of the Company as amended by the Certificate of Designations (the "Certificate of Designations") establishing the terms of the Stock filed with the Secretary of State of the State of Delaware.

         The Company will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Certificate of Incorporation of the Company, Deposit Agreement and Certificate of Designations.

         This Receipt shall not be valid or obligatory for any purpose, nor shall the holder be entitled to any benefits under the Deposit Agreement, unless this Receipt shall have been executed manually by a duly authorized officer of the Depositary, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and, if executed by facsimile signature of the Depositary and countersigned manually by a duly authorized officer of such Registrar.


Dated:  ______________________                   FIRST CHICAGO TRUST
                                                   COMPANY OF NEW YORK
                                                 Depositary and Registrar




                                                 ______________________________
(SEAL)

                                                 Authorized Officer

                    (FORM OF REVERSE OF DEPOSITARY RECEIPT)

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenant in common               UNIF GIFT MIN ACT-- _____ Custodian ______
TEN ENT -- as tenants by the entireties                         (Cust)          (Minor)
JT TEN -- as joint tenants with right                           under Uniform Gifts to
          of survivorship and not as                            Minors Act __________
          tenants in common                                                 (State)

    Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         For value received, ________________________________________, the undersigned, hereby sells, assigns and transfers unto _______________(Please insert social security or other identifying number of Assignee __________) the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints __________ his attorney, to transfer the said Depositary Shares on the books of the within-named Depositary, with full power of substitution in the premises.

         In connection with any transfer of any of the Depositary Shares evidenced by this Receipt (or any issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock represented by such Depositary Shares) occurring prior to the third anniversary of the date of original issuance of such shares, the undersigned confirms that such Depositary Shares (or such shares of Common Stock, as the case may be) are being transferred:


   / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

   / / Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

   / / To an institutional accredited investor pursuant to and in compliance with the Securities Act of 1933, as amended.

         Unless one of the boxes above is checked, the Depositary will refuse to register any of the Depositary Shares evidenced by this Receipt (or such shares of Common Stock, as the case may be) in the name of any person other than the registered holder thereof (or hereof); provided, however, that the Depositary may, in its sole discretion, register the transfer of such Depositary Shares (or such shares of Common Stock, as the case may be) if it has received such certifications, legal opinions and/or other information as it has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         In addition, if the transferee is an institutional accredited investor or a purchaser who is not a U.S. person, the holder must furnish to the Depositary (i) in the case of an institutional accredited investor, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby, and (ii) such other certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated: __________________________   Signature ___________________________
                                    Note: The signature to this Assignment
                                    must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

                              NOTICE OF CONVERSION

         The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Series A Cumulative Convertible Preferred Stock of the Company represented by Depositary Shares into shares of Common Stock of the Company in accordance with the terms of and subject to the conditions of such preferred stock, including the Certificate of Designations in respect thereof and the Deposit Agreement, and directs that the Common Stock issuable and deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned shall check the appropriate box above and pay all transfer and similar taxes payable with respect thereto. If the number of shares of such preferred stock represented by the number of Depositary Shares set forth below is less than the number of shares of such preferred stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a now Receipt evidencing Depositary Shares for the balance of such preferred stock not to be converted.

Dated: ______________________________   Signature __________________________
                                        Note:  The signature to this Notice of
                                        Conversion must correspond with the
                                        name written upon the face of the
                                        Receipt in every particular, without
                                        alteration or enlargement, or any
                                        change whatever.

NAME: _______________________________

ADDRESS: ____________________________

         (Please print name and address of
          Registered Holder)

NAME: _______________________________

ADDRESS: ____________________________

         (Please indicate other delivery
          instructions if applicable)